Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Shumate Industries, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on SB-2 of our report dated February 15, 2006 included in the Annual Report on Form 10-KSB of Shumate Industries, Inc. for the year ended December 31, 2005 and to all references to our Firm included in this Registration Statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 5, 2006